UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006
TEKOIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The Company has accepted subscriptions for the purchase of 2,205,000 unregistered shares of its Common Stock, par value $0.000001 per share (the “Common Stock”). The sales of Common Stock were made pursuant to a Subscription Agreement dated November 20, 2006 (the “Agreement”) between the Company and each subscriber thereto (each a “Subscriber” and together the “Subscribers”) at a purchase price of approximately $0.4762 per share, for an aggregate purchase price of $1,050,000.00.

The Agreement also provides that each Subscriber has the irrevocable right and option (the “Put Option”) to require the Company to purchase from such Subscriber up to 95.24% of the shares of Common Stock issued to such Subscriber pursuant to the Agreement, at the price per share equal to $0.55 per share. The Put Option is exercisable by each Subscriber at any time sixty (60) days subsequent to the date on which the Company accepted such Subscriber’s subscription (the “Acceptance Date”), but no later than seventy (70) days subsequent to the Acceptance Date. The following Subscribers purchased shares of Common Stock in accordance with the foregoing terms:

Name of Subscriber	No. of Shares	Proceeds of Sale (in Dollars)	Date of Sale (Acceptance Date)
Ciambrone, David and Robin	525,000	$250,000	November 20, 2006
Kalidas, Kirti	630,000	300,000	November 20, 2006
Lee, Joseph R	525,000	250,000	November 20, 2006
Rodolan, Barry	210,000	100,000	November 20, 2006
Schaefer, Charles	105,000	50,000	November 20, 2006
Thomas K. Connellan IRA	168,000	80,000	November 20, 2006
Thomas K. Connellan Trust	42,000	20,000	November 20, 2006

The total number of shares of Common Stock now outstanding is 21,070,175 shares.

No underwriters took part in these sales of unregistered shares of Common Stock, and no underwriting discounts or commissions were paid. The Company’s sales of these unregistered securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All Subscribers were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such Subscribers to the Company; and, consequently, the Company was not required to provide such Subscribers information of the type described in Rule 502(b)(2) of Regulation D. Nevertheless, the Subscribers had access to the Company’s public reports and other filings with the Commission and an opportunity to ask questions of and receive answers from the officers and directors of the Company. Neither the Company nor any person acting on its behalf offered or sold these unregistered shares of Common Stock by any form of general solicitation or general advertising. Each Subscriber represented to the Company, among other things, (i) that such Subscriber was acquiring such shares for the Subscriber’s own account and not with a view to the sale or distribution thereof, (ii) that such Subscriber understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company will file notices on Form D with the Securities and Exchange Commission and the relevant state securities regulators.

In addition, since November 17, 2006, the Company has made the following sales of unregistered shares of its Series A Convertible Preferred Stock, par value $0.00000001 per share (the “Series A Preferred Stock”), at the offering price of $1.00 per share, and the Company continues to offer and sell unregistered shares of its Series A Preferred Stock from time to time at such price:

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Sale
Calvani, Marcus and Padilla, Ana	5,000	$5,000	November 20, 2006
Casapu, Gheorghe and Mihaela	5,000	5,000	November 20, 2006
Caterbone, Michael	20,000	20,000	November 26, 2006
Colley, Jane	10,000	10,000	November 26, 2006
Fairbrother, Faith and Simon	50,000	50,000	November 26, 2006
Harrison, Steve	10,000	10,000	November 21, 2006
Heckman, Frank	5,000	5,000	November 20, 2006
Jones, Carol Lynn	10,000	10,000	November 26, 2006
NFS LLC/FMTC FBO: Thomas J. LoPresti IRA	50,000	50,000	November 26, 2006
Rowles, Katherine	10,000	10,000	November 26, 2006

The total number of shares of Series A Preferred Stock now outstanding is 2,572,000 shares.

No underwriters took part in these sales of unregistered shares of Series A Preferred Stock, and no underwriting discounts or commissions were paid. The Company’s sales of these unregistered securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All purchasers of these unregistered shares of Series A Convertible Preferred Stock were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such purchasers to the Company; and, consequently, the Company was not required to provide such purchasers information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these unregistered shares of Series A Preferred Stock by any form of general solicitation or general advertising. Each purchaser of these unregistered shares of Series A Preferred Stock represented to the Company (i) that such purchaser was acquiring such shares for the purchaser’s own account and not with a view to the sale or distribution thereof, (ii) that such purchaser understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company has filed, or will file, notices on Form D with the Securities and Exchange Commission and the relevant state securities regulators. Further sales of Series A Preferred Stock will be made in accordance with the foregoing.

Each holder of shares of Series A Preferred Stock has the right, at its option and without further payment, to convert any or all of its shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of three (3) shares of Common Stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock will automatically convert into three (3) shares of Common Stock (i) immediately prior to a liquidation of the Company; (ii) immediately prior to an initial public offering by the Company; or (iii) at any time after July 29, 2006, at the sole discretion of the Company’s Board of Directors. The number and type of securities to be received upon conversion of the Series A Preferred Stock are subject to certain anti-dilution adjustments. The terms of the Series A Preferred Stock are fully set forth in a Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on August 2, 2005, as amended by an Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 22, 2006, and as further amended by a Second Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on June 12, 2006.

Item 8.01 Other Events.

On November 21, 2006, the Company issued a press release announcing that its application for a geographic expansion of its original 3D seismic survey program around the Port au Port Peninsula and Port au Port Bay in western Newfoundland, had been increased from approximately 240 sq km to approximately 500 sq km and released from further environmental assessment by the Newfoundland and Labrador Department of Environment and Conservation. Also, the Company stated that it was in the final stages with the Canada-Newfoundland and Labrador Offshore Petroleum Board to complete its approvals for the offshore component of the program, and that it was focused on its Galveston, Texas, acquisition and on establishing its rig fabrication center in Stephenville, Newfoundland, with the anticipation of work beginning as early as the first quarter of 2007.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On November 22, 2006, the Company issued a press release announcing that it had paid the $1 million deposit required by the Purchase and Sale Agreement executed on November 13, 2006, with Masters Resources, LLC, and Masters Oil and Gas, LLC, to acquire four properties, consisting of interests in Trinity Bay, Redfish Reef, Fishers Reef, and North Point Bolivar Fields, located in Galveston and Chambers Counties in the Galveston Bay, Texas. The Purchase and Sale Agreement was the subject of the Company’s earlier press release issued on November 16, 2006, and was reported in the Company’s current report on Form 8-K dated November 13, 2006, and filed on November 17, 2006.

A copy of the press release announcing the foregoing is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 — Press Release of Tekoil & Gas Corporation, dated November 21, 2006.

Exhibit 99.2 — Press Release of Tekoil & Gas Corporation, dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: November 27, 2006	/s/ GERALD GOODMAN
Gerald Goodman Chief Financial Officer